As filed with the Securities and Exchange Commission on June 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3532642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William S. Moss III

Executive Vice President, General Counsel and Secretary

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Ramey Layne

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Primary Offering:
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Total Primary Offering	(1)		$500,000,000 (3)	$60,600
Secondary Offering:
Common Stock	36,830,207 (4)	(5)	$865,509,865 (6)	$104,900
Total Registration Fee				$165,500

(1)

With respect to the primary offering, there are being registered hereby an indeterminate number of securities of each identified class, which shall have an aggregate initial offering price not to exceed $500,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered in the primary offering hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of security splits, security dividends or similar transactions.

(2)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)

Pursuant to Rule 416(a) under the Securities Act, the common units being registered for the selling stockholders include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, unit dividends or similar transactions.

(5)

With respect to the offering of shares of common stock by the selling stockholders named herein, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our common stock on May 31, 2019, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

(Subject to Completion, dated June 3, 2019)

PROSPECTUS

Talos Energy Inc.

$500,000,000

Common Stock

Preferred Stock

36,830,207 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 36,830,207 shares in the aggregate of common stock identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders may provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TALO.” On May 31, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $23.34 per share.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                , 2019.

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

i

Glossary

As used in this prospectus, unless the context indicates or otherwise requires, the following terms have the following meanings.

•	“Apollo Funds” means funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I.

•

“Exchange Agreement” means the Exchange Agreement, dated as of November 21, 2017, among us, Stone, the Talos Issuers, the various lenders and noteholders of the Talos Issuers listed therein, the Franklin Noteholders and the MacKay Noteholders.

•

Exchange Offer and Consent Solicitation” means an exchange offer and consent solicitation pursuant to which the holders of a majority of the 7.50% Stone Senior Notes (excluding the 7.50% Stone Senior Notes held by the Franklin Noteholders and the MacKay Noteholders) were tendered for the consideration offered thereunder in connection with the Stone Combination.

•	“Franklin” means Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

•	“Franklin Noteholders” means certain funds controlled by Franklin.

•	“MacKay Noteholders” means certain clients of MacKay Shields.

•	“MacKay Shields” means MacKay Shields LLC, as investment manager on behalf of certain of its clients.

•	“Riverstone Funds” means entities controlled by or affiliated with Riverstone Energy Partners V, L.P.

•	“Sponsors” means funds affiliated with, and controlled by, (i) Apollo Global Management LLC and (ii) Riverstone Holdings LLC, which were the sponsors of Talos Energy prior to the Stone Combination.

•	“Stone” means Stone Energy Corporation, a Delaware corporation, as it existed before the Stone Combination.

•

“Stone Combination” means the business combination effected in connection with the consummation of the Transactions, pursuant to which, among other things, each of Talos Energy and Stone became our wholly owned subsidiaries.

•	“Talos Energy” means Talos Energy LLC, a Delaware limited liability company.

•	“Talos Issuers” means Talos Production and Talos Production Finance Inc., a Delaware corporation.

•	“Talos Production” means Talos Production LLC, a Delaware limited liability company.

•

“Transaction Agreement” means the Transaction Agreement, dated as of November 21, 2017, among Stone, us, Merger Sub, Talos Energy, and Talos Production and Sailfish Merger Sub Corporation, a Delaware corporation.

•	“Transactions” means the transactions contemplated by the Transaction Agreement and the Exchange Agreement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000, and the selling stockholders named in this prospectus may, from time to time, sell up to 36,830,207 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered to this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.talosenergy.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	competition, government regulations and political developments;

•	our ability to obtain permits and governmental approvals;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements or earnings in future periods;

•	estimates of future income taxes;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks discussed in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors.”

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT TALOS ENERGY INC.

Overview

We are a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the largest public independent producers in the United States Gulf of Mexico, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of deep and shallow water assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin.

Our Corporate Information

Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website address is www.talosenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our securities.

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include repayment of indebtedness, financing of future acquisitions and capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the offer and sale from time to time of up to 36,830,207 shares of our common stock by certain of our stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders.” The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 333 Clay Street, Suite 3300, Houston, Texas 77002.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of May 31, 2019. Except as may be noted in this section and the section titled “Certain Relationships and Related Party Transactions,” none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Stockholders’ Agreement, dated as of May 10, 2018, among us, certain Apollo Funds and certain Riverstone Funds (the “Stockholders’ Agreement”) and the Registration Rights Agreement, dated as of May 10, 2018, among us, the Apollo Funds, the Riverstone Funds, Franklin, and MacKay Shields, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may currently own.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Stockholders
AP Talos Energy LLC(2)(4)	17,574,798	32.4%	17,574,798	—	—
AP Talos Energy Debtco LLC(2)(4)	1,616,653	3.0%	1,616,653	—	—
Apollo Funds Total	19,191,451	35.4%
Riverstone Talos Energy Equityco LLC(3)(4)	13,669,287	25.2%	13,669,287	—	—
Riverstone Talos Energy Debtco LLC(3)(4)	1,257,396	2.3%	1,257,396	—	—
Riverstone Funds Total	14,926,683	27.5%
MainStay MacKay High Yield Corporate Bond Fund, by MacKay Shields as subadvisor(5)(8)	2,074,193	3.8%	2,074,193	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
MainStay VP Funds Trust - MainStay VP MacKay High Yield Corporate Bond Portfolio, by MacKay Shields as subadvisor(5)(8)	637,880	1.2%	637,880	—	—
Total(5)(8)	2,712,073	5.0%
Other 5% Stockholders
Franklin Resources, Inc.(6)(8)	4,626,428	8.5%
MacKay Shields LLC(7)(8)(9)	3,672,495	6.8%

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)	As of May 31, 2019, there were 54,191,666 shares of our common stock outstanding.
(2)

AP Talos Energy LLC (“AP Talos”) and AP Talos Energy Debtco LLC (“Debtco”) collectively hold of record 19,191,451 shares of our common stock, or 35.4%, based on 54,191,666 shares outstanding as of May 31, 2019. Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P. (“Management VII”) is the manager of Apollo Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management LP”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management LP. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management LP, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed with the SEC on May 21, 2018.

(3)

Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”) and Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”) collectively hold of record 14,926,683 shares of our common stock, or 27.5%, based on 54,191,666 shares outstanding as of May 31, 2019. David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Riverstone Holdings”), which is the sole shareholder of Riverstone Energy GP V Corp (“Riverstone Corp”), which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. Riverstone GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora, James T. Hackett and Robert M. Tichio (one of our directors). As such, each of Riverstone Aggregator, Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the shares held directly by Riverstone Equityco and Riverstone Debtco. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed with the SEC on May 21, 2018.

(4)	The selling stockholders acquired the shares of our common stock upon the consummation of the Transactions.
(5)

MacKay Shields LLC, a registered investment advisor, is an indirect wholly-owned subsidiary of New York Life Insurance Company. MacKay Shields LLC does not own any equity interest in the selling stockholder but has been delegated voting and dispositive power over our common stock identified above as beneficially owned by the selling stockholder.

(6)

The shares are beneficially owned by one or more open-or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The address of the foregoing persons is One Franklin Parkway, San Mateo, CA 94403. The foregoing information is based on the Schedule 13G filed by Franklin Resources, Inc. on January 28, 2019.

(7)	The shares are beneficially owned by various funds and other managed accounts that are investment clients of MacKay Shields LLC.

(8)	The stockholders acquired the shares of our common stock as holders of Stone common stock prior to the Stone Combination and pursuant to the Transactions.
(9)

Includes the shares reported herein by MainStay MacKay High Yield Corporate Bond Fund and MainStay VP Funds Trust - MainStay VP MacKay High Yield Corporate Bond Portfolio. The address of MacKay Shields LLC is 1345 Avenue of Americas, New York, NY 10105.

Material Relationships with the Selling Stockholders

Summarized below are our material relationships with certain of the Selling Securityholders and their affiliates in addition to those set forth in “Certain Relationships and Related Party Transactions” our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2019, which is incorporated herein by reference.

Relationships of our Directors

Gregory A. Beard is a former director of our board of directors and is the Vice President of each of Apollo Commodities Management GP, LLC and AIF VII Management, LLC, which are the general partners of the two investment managers of Apollo Holdings, which is the managing member of AP Talos and Debtco. Mr. Beard is also the Vice President of Apollo Advisors VII (APO DC-GP), LLC and Apollo ANRP Advisors (APO DC), LLC, which indirectly control Apollo Holdings. Olivia C. Wassenaar and Christine Hommes, members of our board of directors, are a Partner and a Principal of Apollo Global Management, LLC, respectively. Apollo Global Management, LLC indirectly controls AP Talos and Debtco.

Robert M. Tichio, a member of our board of directors, is a Partner of Riverstone Holdings LLC, which indirectly controls Riverstone Equityco and Riverstone Debtco. Rajen Mahagaokar, also a member of our board of directors, is a Principal of Riverstone Holdings LLC.

Voting Agreement

Concurrently with the execution of the Transaction Agreement, Talos Energy and Stone entered into a voting agreement (the “Voting Agreement”) with MacKay Shields, on behalf of certain of its clients that were stockholders of Stone, including Mainstay High Yield Fund and Mainstay VP Funds Trust, pursuant to which MacKay Shields agreed, subject to the terms of the Voting Agreement, to execute and return a written consent with respect to all of such shares of Stone common stock to approve and adopt the Transaction Agreement, the Transactions contemplated thereby, and any other matters necessary for the consummation of such Transactions within two business days after April 9, 2018, the effective date of our consent solicitation statement/prospectus under the Securities Act. MacKay Shields also agreed to vote such shares against any action or agreement that would be expected to result in any condition to the consummation of the Transaction Agreement not being fulfilled, any competing proposal, any other action or agreement that would reasonably be expected to adversely affect the Transactions contemplated by the Transaction Agreement, or any action that would reasonably be expected to result in a breach of Stone’s obligations in the Transaction Agreement.

Transaction Fee Agreement

As part of a Transaction Fee Agreement (the “Transaction Fee Agreement”) entered into prior to the Stone Combination between Talos Energy and the Sponsors, Talos Energy previously paid a transaction fee equal to 2% of capital contributions made by each of the Sponsors. For the years ended December 31, 2018 and 2017, the Sponsors did not make any contributions to Talos Energy and, therefore, Talos Energy did not incur or pay transaction fees related to capital contributions under the Transaction Fee Agreement. For the year ended December 31, 2016, Talos Energy incurred fees totaling $1.9 million related to the capital contributions received from the Sponsors. In connection with the Stone Combination, the Transaction Fee Agreement was terminated on May 10, 2018.

Historical Contributions and Distributions

During the years ended December 31, 2018 and 2017, Talos Energy did not receive any capital contributions from, or make any distributions to, the Sponsors. During the year ended December 31, 2016, Talos Energy received a $93.8 million ($91.9 million net of $1.9 million of transaction fees) collective capital contribution from the Sponsors primarily to fund Talos Energy’s acquisition of an additional 15% working interest in the Phoenix Field from Sojitz Energy Venture, Inc. on December 20, 2016 (the “Sojitz Acquisition”). For additional information on the Sojitz Acquisition, see “Note 3—Acquisitions” to our consolidated financial statements for the year ended December 31, 2018 contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. In certain circumstances, the terms of such capital stock are modified by the Stockholders’ Agreement.

Our authorized capital stock consists of 300,000,000 shares of stock, consisting of 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of blank check preferred stock, par value $0.01 per share.

As of May 31, 2019, there were 54,191,666 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share of our common stock held. Holders of our common stock are not entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such terms pursuant to our Amended and Restated Certificate of Incorporation, or the DGCL.

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock or any resolution providing for the issuance of such series of stock adopted by our board of directors, the number of authorized shares of either our common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power.

Our Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock, each director of our board of directors will be elected by the vote of a majority of the votes cast affirmatively or negatively with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that if, on the 10th day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected at the meeting, then the directors will be elected by a vote of a plurality of the votes cast. Subject to the terms of the Stockholders’ Agreement, our Amended and Restated Certificate of Incorporation provides that directors (other than directors elected exclusively by the holders of one or more series of preferred stock) may be removed from office only for cause and only by the affirmative vote of our stockholders that together hold at least 66 2/3% of the voting power of our outstanding shares.

Our Amended and Restated Bylaws provide that unless required otherwise by law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, any action other than the election of directors that requires stockholder approval must be authorized by a majority of the votes cast affirmatively or negatively by the stockholders entitled to vote at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that the Amended and Restated Bylaws may be adopted, amended, altered, or repealed by the approval of our board of directors, which must include the approval of a majority of our directors then in office; provided, however, our Amended and Restated Bylaws provide that the provisions in our Amended and Restated Bylaws relating to board size, certain board votes to approve certain related party transactions and certain issuances of preferred stock, and the composition and authority of the Audit Committee and the Governance & Nominating Committee may not be amended, altered or repealed (and no provision inconsistent therewith may be adopted) by our board of directors without the approval of either (i) all of the directors then in office or (ii) a majority of the directors then qualifying as Company Independent Directors as set forth in the Stockholders’ Agreement. Our Amended and Restated Bylaws may also be adopted, amended or repealed by the affirmative vote of the stockholders that together hold at least 66 2/3% of our outstanding shares; provided that until the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any such modifications or amendments adopted by our stockholders are approved by the affirmative vote of the stockholders that together hold a majority of our outstanding shares.

Generally, our Amended and Restated Certificate of Incorporation may be amended, modified or repealed if the amendment, modification or repeal is approved by our board of directors and by the affirmative vote of our stockholders that together hold a majority of our outstanding shares. Subject to the foregoing sentence and the rights of the holders of any series of preferred stock, our Amended and Restated Certificate of Incorporation may be amended as provided by the DGCL.

Apollo Funds and Riverstone Funds, by virtue of their ownership of a majority of the voting power of our common stock (but subject to the Stockholders’ Agreement), will be able to approve any matter brought to a vote of our stockholders without the affirmative vote of any other stockholders.

Dividend Rights. Subject to any preferential dividend rights of outstanding preferred stock, our board of directors may, in its discretion, out of funds legally available for the payment of dividends, declare and pay dividends on our common stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and payment or setting aside for payment of any preferential amount due to the holders of any series of preferred stock, the holders of our common stock will receive ratably any assets remaining to be paid or distributed.

Preemptive Rights. Under our Amended and Restated Certificate of Incorporation, the holders of our common stock do not have preemptive rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders (including beneficial owners of stock) to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-Takeover Effects of Provisions of our Governing Documents

Although the Apollo Funds and the Riverstone Funds own a majority of our capital stock, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Board Designees

See “Certain Relationships and Related Party Transactions—Stockholders’ Agreement.” These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a qualified stockholder of record at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Bylaws provide that, subject to applicable law, special meetings of the stockholders may be called at any time by (i) the Chairman of our board of directors, (ii) the President, (iii) a majority of our board of directors, (iv) a majority of the executive committee (if any) or (v) the Secretary at the direction of a stockholder, or a group of stockholders, holding at least 25% of our capital stock. Our Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Action by Written Consent in Lieu of a Meeting

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also provide that, until such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of our common stock, any action that could be taken by stockholders at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if there is a written consent signed by holders of our outstanding common stock sufficient to take such action if there had been a meeting of stockholders. After such time as the Apollo Funds and the Riverstone Funds, in the aggregate, beneficially own 50% or less of our outstanding shares of common stock, any action that could be taken by stockholders at a meeting of stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in lieu of a stockholder meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Related Party Transactions

Our Amended and Restated Bylaws and the Stockholders’ Agreement provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone designees confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone designees will not be considered disinterested directors until the Riverstone designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Corporate Opportunities and Transactions with Controlling Stockholders

In recognition and anticipation that directors, officers, employees, managing directors or other affiliates of the Apollo Funds and the Riverstone Funds may serve as our directors or officers, that the Apollo Funds and the Riverstone Funds may engage in the same or similar lines of business as we do, and that the Apollo Funds and the Riverstone Funds may have an interest in the same areas of corporate opportunity as we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain transactions and corporate opportunities between us, on the one hand, and the Apollo Funds and the Riverstone Funds, on the other hand. Specifically, except as otherwise agreed by us and the Apollo Funds and the Riverstone Funds, the Apollo Funds and the Riverstone Funds, and their directors, officers, employees, managing directors or other affiliates who are also directors or officers of us, will be permitted to engage in the same or similar activities or lines of business as we do, to do business with any of our clients, customers, vendors or lessors (or their affiliates), or to make investments in the same kind of property as we do.

We will renounce any interest or expectancy to participate in any business of the Apollo Funds and the Riverstone Funds, and will waive any claim against the Apollo Funds and the Riverstone Funds, or any director, officer, employee, managing director or other affiliate of an Apollo Fund or a Riverstone Fund who is also one of our directors or officers, and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for a breach of any fiduciary duty solely because such entity or person participated in any such business.

In the event that the Apollo Funds and the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds and the Riverstone Funds, who is also one of our directors or officers acquires knowledge of a potential transaction which may constitute a corporate opportunity for such entity or person and us, such entity or person will not have a duty to offer or communicate information about the corporate opportunity to us. In addition, we will renounce any interest or expectancy in such corporate opportunity and will waive any claim against the Apollo Funds or the Riverstone Funds or any director, officer, employee, managing director or other affiliate of the Apollo Funds or the Riverstone Funds who is also one of our directors or officers and will indemnify such entity or person against any claim that such entity or person is liable to us or our stockholders for breach of any fiduciary duty solely because such entity or person (i) pursues or acquires any corporate opportunity, (ii) directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person or (iii) does not communicate the corporate opportunity to us, provided, however, that any corporate opportunity which is expressly offered to a person in writing solely in his or her capacity as one of our officers or directors will belong to us.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

NYSE Listing

Our common stock is listed on the NYSE under the trading symbol “TALO.”

PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our common stock under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our common stock to close out short positions;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the securities offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by the selling stockholders to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any selling stockholder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or any selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling stockholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Talos Energy Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

Talos Energy Inc.

The consolidated financial statements of Talos Energy Inc. (formerly known as Talos Energy LLC) appearing in Talos Energy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Prior to the Transactions, Talos Energy was controlled by the Apollo Funds through May 10, 2018. Talos Energy and its historical financial statements were not subject to the SEC and Public Company Accounting Oversight Board (United States) (“PCAOB”) auditor independence rules. The historical financial statements of Talos Energy, the target for purposes of the Transactions, were conducted in accordance with U.S. generally accepted auditing standards and subject to the AICPA independence rules. Upon completion of the Transactions, Talos Energy was deemed the accounting acquirer and as such, its historical 2016 and 2017 financial statements were required to be presented as the predecessor in subsequent SEC filings, audited in accordance with PCAOB audit standards, and subject to SEC auditor independence rules. EY converted its historical audits of Talos Energy to SEC and PCAOB standards.

In November 2016, an Apollo Fund acquired a controlling interest in a company unrelated to Talos Energy (Apollo portfolio company or “APC”) resulting in APC becoming an affiliate of Talos Energy by virtue of being under common control and subject to the SEC and PCAOB auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements conducted in accordance with the PCAOB standards. EY has provided certain non-audit advisory services for APC, including managed services and a tax service that included a contingent fee arrangement. Once APC became an affiliate of Talos Energy in November 2016, the managed services and the contingent fee arrangement provided to APC was inconsistent with the SEC’s and PCAOB’s auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements pursuant to PCAOB standards. The managed services were terminated and the contingent fee arrangement was converted to an appropriate fee arrangement in November 2017. Fees from these engagements from November 2016 to November 2017 were not material to EY or APC. None of the professionals who provided or were involved with the aforementioned engagements were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC had no impact on Talos Energy’s operations or its consolidated financial statements. The managed services and contingent fee arrangement were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the managed services and contingent fee arrangement were not subject to audit by EY.

In April 2018, it was determined that a service team in EY France (EY member firm) provided internal audit co-sourcing services during November and December 2017 to an Apollo portfolio company (“APC 2”) controlled by an Apollo Fund and thus an affiliate of Talos Energy by virtue of being under common control. The service ceased in December 2017. Fees from this engagement were not material to EY or APC 2. None of the professionals who provided or were involved with the aforementioned engagement were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC 2 had no impact on Talos Energy’s operations or its consolidated financial statements. The co-sourcing services were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the co-sourcing services were not subject to audit by EY.

In 2016, a staff level employee of EY in the United States provided audit services to Talos Energy while holding a de minimis financial relationship with an affiliate of Talos Energy. Additionally, during 2016 and 2017, four employees of EY or an associated firm held financial relationships with certain affiliates of Talos Energy while providing non-audit services to other sister affiliates of Talos Energy. Each of these individuals were deemed to be covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. None of the financial relationships related to investments in Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person financial relationship matters, the respective financial relationships were either disposed of or rolled over, or the individual was removed from the related non-audit service engagement team.

In 2017 and 2018, two EY professionals provided non-audit services to sister affiliates of Talos Energy causing them to be deemed covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. The EY professionals reported part-time dual employment with another sister affiliate of Talos Energy. Under the SEC and PCAOB auditor independence rules, covered persons cannot have employment relationships with an audit client or any affiliate of the audit client. Neither of these individuals provided service to Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person employment relationship matters, the respective employment relationships were terminated in late 2017 and early 2018, respectively.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Talos Energy’s and Talos Energy Inc.’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements.

The Talos board has reviewed and considered the impact that these matters may have on EY’s independence with respect to Talos under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, the Talos board concluded that these matters have not and will not impair EY’s ability to exercise objective and impartial judgment on all issues encompassed with their audit engagements and a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with Talos’s oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such report and in giving such report.

Stone Energy

The consolidated financial statements of Stone Energy Corporation as of December 31, 2017 (Successor) and 2016 (Predecessor) and for the period March 1, 2017 through December 31, 2017 (Successor), the period January 1, 2017 through February 28, 2017 (Predecessor), and the years ended December 31, 2016 and 2015 (Predecessor), appearing in Talos Energy Inc.’s Current Report on Form 8-K dated June 3, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•	Our Current Reports on Form 8-K filed on January 16, 2019, January 24, 2019, February 15, 2019, March 14, 2019, April 16, 2019, April 24, 2019, May 9, 2019, May 28, 2019 and June 3, 2019; and

•

The description of our common stock included in our Registration Statement on Form S-4 (File No. 333-222341), originally filed with the Commission on December 29, 2017, under the heading “Description of New Talos Capital Stock,” which updates the description of the common stock of Stone contained in the Registration Statement on Form 8-A filed by Talos Petroleum LLC (formerly Stone Energy Corporation) on February 28, 2017, and including all other amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

Talos Energy Inc.

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the securities offered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee		$165,000
FINRA filing fee		$205,000
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The discussion below summarizes the material indemnification provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL.

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. Indemnification is also allowed in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that a corporation cannot indemnify them if they have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought shall determine upon application that they are fairly and reasonably entitled to indemnity for such expenses. Section 145 of the DGCL also requires a Delaware corporation to indemnify a present or former officer or director against any expenses (including attorneys’ fees) actually and reasonably incurred by such person if he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein.

Article VII of our Amended and Restated Certificate of Incorporation together with Article VI of our Amended and Restated Bylaws provide for mandatory indemnification of each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because:

•	the person is or was or has agreed to become a director or officer; or

•

is a person who, while a director or officer, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL as it exists at the time the indemnification provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws were adopted or as it may be amended. However, except for proceedings to enforce rights to indemnification or advancement, we will indemnify any person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our board of directors.

Article VII of our Amended and Restated Certificate of Incorporation and Article VI of our Amended and Restated Bylaws provide for the advancement of reasonable expenses (including, without limitation, attorneys’ fees) reasonably incurred by any indemnified person; provided, however, that the person to whom expenses are advanced shall deliver to us a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under our Amended and Restated Bylaws and a written undertaking to repay all amounts advanced if it is ultimately determined that such indemnified person is not entitled to be indemnified.

Article VII of our Amended and Restated Certificate of Incorporation and Article VI of our Amended and Restated Bylaws expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Article VI of our Amended and Restated Bylaws provides that we may purchase and maintain insurance, at our expense, to protect our self and any director or officer or of another entity against any expense, liability or loss. This insurance coverage may be maintained regardless of whether we would have the power to indemnify the person against the expense, liability or loss under our Amended and Restated Bylaws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of our Amended and Restated Certificate of Incorporation contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

In connection with the consummation of the Transactions, we entered into indemnification agreements with each of our executive officers and directors. These agreements require that we indemnify such individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Transaction Agreement, dated as of November 21, 2017, by and among Stone Energy Corporation, Sailfish Energy Holdings Corporation, Sailfish Merger Sub Corporation, Talos Energy LLC and Talos Production LLC (incorporated by reference to Exhibit 2.1 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.1	Form of Stock Certificate for Common Stock of Talos Energy Inc. (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-222341) filed with the SEC on February 9, 2018).

4.2	Indenture, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.5 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.3	Supplemental Indenture No. 1, dated as of September 12, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., Talos Energy Inc. and Wilmington Trust, National Association, as trustee and collateral agent. (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Registration Statement on Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

4.4	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors named therein and each of the holders set forth on the signature pages thereto (incorporated by reference to Exhibit 4.6 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.5	Form of 11.00% Second-Priority Senior Secured Note due 2022 (included in Exhibit 4.2).

4.6	Stockholders’ Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.7	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto (incorporated by reference to Exhibit 4.2 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.8	Warrant Agreement, dated as of February 28, 2017, by and among Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

4.9	Amendment No. 1 to Warrant Agreement, dated as of May 10, 2018, by and among Talos Energy Inc., Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Ernst & Young LLP.

23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.4**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Powers of Attorney (included on signature pages of this Part II).

*	To be filed by amendment or as an exhibit to a document that is incorporated by reference herein
**	Filed herewith

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is subject to Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that:

(1) in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser; and

(6) that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 2019.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III, or either of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of June 3, 2019.

Name	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael L. Harding II Michael L. Harding II	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Neal P. Goldman Neal P. Goldman	Chairman

/s/ Christine Hommes Christine Hommes	Director

/s/ John “Brad” Juneau John “Brad” Juneau	Director

Name	Title

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

/s/ Rajen Mahagaokar Rajen Mahagaokar	Director

/s/ Charles M. Sledge Charles M. Sledge	Director

/s/ Robert M. Tichio Robert M. Tichio	Director

/s/ James M. Trimble James M. Trimble	Director

/s/ Olivia C. Wassenaar Olivia C. Wassenaar	Director